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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-02377, 333-11817, 33-27814, 333-83025,
333-85231, 333-100211 and 333-108263) and Form S-8 (Nos. 333-66960, 333-59264,
333-74416, 333-35690, 333-74955, 333-76417, 333-89719, 333-67301, 333-59911,
333-71171, 333-67591, 333-71253, 333-41089, 333-28507, 333-17363, 333-13207,
333-13205, 333-02363, 2-87392, 33-23306, 33-35928, 33-53454, 33-55257, 33-56269,
33-65467 and 333-88444) of Union Planters Corporation of our report dated January 15, 2004, except as to the merger agreement with Regions Financial Corporation described in Note 24 which is as of January 22, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Memphis, Tennessee
March 12, 2004